MERGER AGREEMENT

AMONG

CHARMED HOMES INC.,

CHARMED HOMES SUBSIDIARY, INC.,

CERTAIN SHAREHOLDERS,

AND

INTELASIGHT, INC.

January 8, 2009

TABLE OF CONTENTS

1.	DEFINITIONS.		1

2.	BASIC TRANSACTION.		6
	2.1	The Merger	6
	2.2	The Closing	6
	2.3	Actions at the Closing	6
	2.4	Effect of Merger	6
	2.5	Closing of Transfer Records	7
	2.6	Dissenting Shares	7

3.	REPRESENTATIONS AND WARRANTIES OF THE TARGET.		7
	3.1	Organization, Qualification, and Corporate Power	8
	3.2	Capitalization	8
	3.3	Authorization of Transaction	8
	3.4	Noncontravention	9
	3.5	Financial Statements	9
	3.6	Books And Records	9
	3.7	Title To Properties; Encumbrances	9
	3.8	Condition And Sufficiency Of Assets	10
	3.9	No Undisclosed Liabilities	10
	3.10	Taxes	10
	3.11	Compliance With Legal Requirements; Governmental Authorizations	10
	3.12	Legal Proceedings; Orders	11
	3.13	Contracts; No Defaults	12
	3.14	Insurance	14
	3.15	Environmental Matters	15
	3.16	Employees	15
	3.17	Labor Relations; Compliance	16
	3.18	Intellectual Property	16
	3.19	Certain Payments	18
	3.20	Relationships With Related Persons	18
	3.21	Brokers' Fees	18
	3.22	Tax Treatment	18
	3.23	Disclosure	18

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY
SUBSIDIARY AND THE MAJOR BUYER SHAREHOLDERS.			19
	4.1	Organization	19
	4.2	No Brokers' Fees	19
	4.3	Buyer's Securities	19

	4.4	Limited Business Conducted	20
	4.5	Undisclosed Liabilities	20
	4.6	Authorization of Transaction	20
	4.7	Disclosure	20
	4.8	Filings with the SEC	20
	4.9	Financial Statements	21
	4.10	Books and Records	21
	4.11	No Contravention	21
	4.12	Reporting Company Status	22
	4.13	No Injunctions	22
	4.14	Antitakeover Statutes and Rights Agreement; Dissenters Rights	22
	4.15	Absence of Certain Changes	22
	4.16	Compliance with Laws and Court Orders	23
	4.17	Tax Treatment	23
	4.18	Litigation	23
	4.19	Agreements, Contracts and Commitments	23
	4.20	Taxes	23
	4.21	Relationships With Related Persons	24
	4.22	Disclosure	24

5.	COVENANTS.		24
	5.1	General	24
	5.2	Notices and Consents	24
	5.3	Regulatory Matters and Approvals	24
	5.4	Operation of Business	25
	5.5	Full Access	26
	5.6	Notice of Developments	26
	5.7	Exclusivity	26

6.	CONDITIONS TO OBLIGATION TO CLOSE.		26
	6.1	Conditions to Obligation of the Buyer and the Transitory Subsidiary	26
	6.2	Conditions to Obligation of the Target	27

7.	INDEMNIFICATION.		28
	7.1	Indemnification	28
	7.2	Warranty of No Claims	29
	7.3	Indemnity Procedure	29
	7.4	Payment	29

8.	TERMINATION.		30
	8.1	Termination of Agreement	30
	8.2	Effect of Termination	30

9.	MISCELLANEOUS.		30
	9.1	Survival	30

9.2	Press Releases and Public Announcements	31
9.3	No Third-Party Beneficiaries	31
9.4	Entire Agreement	31
9.5	Succession and Assignment	31
9.6	Counterparts	31
9.7	Headings	31
9.8	Notices	31
9.9	Governing Law	32
9.10	Amendments and Waivers	32
9.11	Severability	33
9.12	Expenses	33
9.13	Construction	33
9.14	Incorporation of Exhibits and Schedules	33
9.15	Separate Counsel	33

Exhibit A – Articles of Merger
Exhibit B – Stock Option Plan
Exhibit C – Stock Purchase Agreement
Disclosure Schedule — Exceptions to Representations and Warranties

MERGER AGREEMENT

This Merger Agreement (the “Agreement”) is entered into as of January 8, 2009, by and among Charmed Homes Inc., a Nevada corporation (the "Buyer"), Charmed Homes Subsidiary, Inc., a Nevada corporation that is a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and IntelaSight, Inc., a Washington corporation (the "Target").  The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "Parties."

A.           Target is engaged in the business of providing video hosting and remote monitoring services.

B.            Buyer is a public company without any significant ongoing business operations whose shareholders would like to acquire Target as it has operations which Buyer believes could be financed by the public markets.

C.            Target needs financing to meet its business objectives and Target's management believes the needed financing may become more readily available following the merger due to the anticipated increase in liquidity of the combined companies.

D.            Transitory Subsidiary has been formed to merge with and into the Target pursuant to a non-taxable reorganization under Section 368(a) (1) (A) of the Internal Revenue Code of 1986, as amended ("Code"), and specifically as a reverse triangular merger as authorized by Section 368(a) (2) (E) of the Code whereby the Common Stock and other securities of the Buyer shall be used as consideration for the transaction.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.	DEFINITIONS.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Articles of Merger" has the meaning set forth in Section 2.3 below.

"Audited Statements" has the meaning set forth in Section 3.5 below.

"Buyer" has the meaning set forth in the preface above.

"Buyer Options" means any options to purchase Common Stock issued by Buyer.

"Buyer Preferred Shares" means any shares of Preferred Stock, of any series, issued by Buyer.

"Buyer Securities" means all Buyer Options, Buyer Preferred Shares, Buyer Shares, and Buyer Warrants.

"Buyer Special Meeting" has the meaning set forth in Section 5.3(d) below.

"Buyer Shares" means any shares of Common Stock, $.0001 par value per share, issued by Buyer.

"Buyer Warrants" means any warrants to purchase Preferred or Common Stock issued by the Buyer.

"Closing" has the meaning set forth in Section 2.2 below.

"Closing Date" has the meaning set forth in Section 2.2 below.

"Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

"Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Derivative Securities" shall mean those securities as defined in Section 3.2 below.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Dissenting Share" has the meaning set forth in Section 2.6 below.

"Effective Time" has the meaning set forth in Section 2.4(a) below.

"Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any:

(a)           nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)           federal, state, local, municipal, foreign, or other government;

(c)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)           multi-national organization or body; or

(e)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Intellectual Property Assets" has the meaning set forth in Section 3.18 below.

"Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the last six years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time within the last six years had, Knowledge of such fact or other matter provided that the loyalty and diligence of such director, officer, partner, executor or trustee was at the time and under the circumstances Knowledge was acquired, steadfast and undiminished.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Major Buyer Shareholders" shall mean Ian Quinn and Kevin Liggins, who collectively own approximately 74% of the outstanding Buyer Shares.

"Merger" has the meaning set forth in Section 2.1 below.

"Merger Consideration" has the meaning set forth in Section 2.4(e) below.

"Most Recent Fiscal Quarter End" has the meaning set forth in Section 4.9 below.

"Nevada Business Corporation Act" means the Business Corporation Act of the State of Nevada, as amended.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)            such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c)           such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, or arbitrator.

"Related Person" means, with respect to a particular individual:

(a)           each other member of such individual's Family;

(b)           any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c)           any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d)           any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)           any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)           any Person that holds a Material Interest in such specified Person;

(c)           each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)           any Person in which such specified Person holds a Material Interest;

(e)           any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)           any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Requisite Shareholder Approval" means the affirmative vote of the holders of fifty and one-tenth percent (50.1%) of the Target Shares.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2.1 below.

"Target" has the meaning set forth in the preface above.

"Target Options" means any options to purchase Common Stock issued by Target.

"Target PPM" means the private placement memorandum and consent notice prepared by Target for distribution to its shareholders in connection with the Merger.

"Target Preferred Shares" means any shares of Preferred Stock, of any series, issued by Target.

"Target Securities" means all Target Options, Target Preferred Shares, Target Shares and Target Warrants.

"Target Securityholder" means any Person who or which holds any Target Securities.

"Target Share" means any share of the Common Stock, $.001 par value per share, of the Target.

"Target Shareholder" means any Person who or which holds any Target Shares or Target Preferred Shares.

"Target Special Meeting" has the meaning set forth in Section 5.3(b) below.

"Target Warrants" means any warrants to purchase Preferred or Common Stock issued by Target.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Transitory Subsidiary" has the meaning set forth in the preface above.

"Washington Business Corporation Act" means the Business Corporation Act of the State of Washington, as amended.

2.	BASIC TRANSACTION.

2.1          The Merger.

On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation") and shall be a wholly-owned subsidiary of Buyer.

2.2          The Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keller Rohrback, PLC in Phoenix, Arizona, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.3          Actions at the Closing.

At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Target and the Transitory Subsidiary will file with the Secretaries of State of the States of Nevada and Washington Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and (iv) the Buyer will cause the Buyer Securities to be issued in exchange for the Target Securities in the manner provided in the Articles of Merger.

2.4          Effect of Merger.

(a)           General.  The Merger shall become effective at the later of the times (the "Effective Time") that the Target and the Transitory Subsidiary file the Articles of Merger with the Secretaries of State of the States of Nevada and Washington.  The Merger shall have the effects set forth in the Nevada Business Corporation Act and the Washington Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)           Articles of Incorporation.  Unless otherwise determined by Buyer prior to the Effective Time, the Articles of Incorporation of the Target shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.  Concurrent with the Merger, the name of Buyer shall be changed to "Iveda Corporation".

(c)           Bylaws.  The Bylaws of the Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, and the Bylaws of the Buyer shall remain unchanged until later amended by the Buyer's new Board of Directors.

(d)           Directors and Officers.  At least a majority of the directors and officers of the Target shall become directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office and as determined by Target).  At the Effective Time, all of the directors and officers of the Buyer shall resign and the directors of the Buyer following the Merger shall be David Ly, Greg Omi, Jody Bisson, and one additional director to be appointed by Target and the officers of the Buyer shall be David Ly, President and CEO, Bob Brilon, CFO and Treasurer, and Luz Berg, Secretary.

(e)           Conversion of Target Securities.  At and as of the Effective Time, each Target Security (other than any Dissenting Share) shall be converted into the right to receive Buyer Securities as set forth in the Articles of Merger attached hereto as Exhibit A (the “Merger Consideration”).  No Target Security shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4 after the Effective Time.

(f)           Conversion of Capital Stock of the Transitory Subsidiary.  At and as of the Effective Time, each share of Common Stock, $0.001 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $0.001 par value per share, of the Surviving Corporation as set forth in the Articles of Merger attached hereto as Exhibit A.  Each stock certificate of Transitory Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

2.5          Closing of Transfer Records.

After the close of business on the Closing Date, transfers of Target Securities outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

2.6          Dissenting Shares.

(a)           Notwithstanding any provision of this Agreement to the contrary, any Target Shares or Target Preferred Shares issued and outstanding immediately prior to the Effective Time that are held by a Target Shareholder who has exercised and perfected dissenters rights for such shares in accordance with the Washington Business Corporation Act and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Shares or Buyer Preferred Shares pursuant to Section 2.4, but the holder thereof shall only be entitled to such rights as are granted by the Washington Business Corporation Act.

(b)           Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Buyer Shares or Buyer Preferred Shares to which such Target Shareholder would otherwise be entitled under Section 2.4 upon surrender of the certificate representing such shares.

(c)           The Target shall give the Buyer prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of the Washington Business Corporation Act and the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

(d)           After payments of fair value in respect of Dissenting Shares have been made to dissenting shareholders pursuant to the Washington Business Corporation Act, such Dissenting Shares shall be canceled.

3.	REPRESENTATIONS AND WARRANTIES OF THE TARGET.

The Target represents and warrants to Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.1          Organization, Qualification, and Corporate Power.

Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2          Capitalization.

The entire authorized capital stock of the Target consists of 40,000,000 Target Shares, of which 8,757,660 Target Shares are issued and outstanding and none are held in treasury, and 10,000,000 Target Preferred Shares, of which no Target Preferred Shares are issued and outstanding, and none are held in treasury designated into series as follows – 703,333 Target Series A Preferred Shares, of which none are issued and outstanding and none are held in treasury, and 1,241,176 Target Series A-1 Preferred Shares, of which none are issued and outstanding and none are held in treasury.  All of the issued and outstanding Target Shares and Target Preferred Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances.  Other than as set forth in Schedule 3.2 which shall be updated through the date of the Closing for future issuance of Target Options, if any, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities").  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.  Schedule 3.2 contains a complete list of the holders of and the date of issuance of the Target Shares and the Derivative Securities and the number of securities held by each.  None of the Target Shares or Derivative Securities was issued in violation of the Securities Act or any other Legal Requirement.  Other than as set forth in Schedule 3.2, no registration rights have been given to any holder of capital stock or Derivative Securities.  The Target does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3          Authorization of Transaction.

The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

3.4          Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (iii) cause Target to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Target to be reassessed or revalued by any taxing authority or other Governmental Body.  Other than in connection with the Washington Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.  Except as set forth in Schedule 3.4, Target will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.5          Financial Statements.

Buyer has received audited balance sheets of Target as of December 31 in each of the two years ended 2007 and 2006, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Eide Bailly LLP, independent certified public accountants (collectively, "Audited Statements"); an unaudited balance sheet of the Target as at September 30, 2008, (the "Interim Balance Sheet"), and the related audited statements of income, changes in shareholders' equity, and cash flow for the nine months then ended. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Target as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.  The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved.  No financial statements of any Person other than the Target are required by GAAP to be included in the consolidated financial statements of the Target.

3.6          Books And Records.

The minute books of the Target contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Target, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Target.

3.7          Title To Properties; Encumbrances.

Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target.  The Target owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Audited Statements  and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Audited Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Target since the date of the Audited Statements (except for personal property acquired and sold since the date of the Audited Statements in the Ordinary Course of Business and consistent with past practice).  All material properties and assets reflected in the Audited Statements and the Interim Balance Sheet are free and clear of all Security Interests other than as set forth in Schedule 3.7.

3.8          Condition And Sufficiency Of Assets.

The equipment of the Target is in good operating condition and repair, and is adequate for the uses to which it is being put.  The equipment will be sufficient for the continued conduct of the Target's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.9          No Undisclosed Liabilities.

Except as set forth in Schedule 3.9, the Target has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business.

3.10        Taxes.

(a)          Except as set forth in Schedule 3.10, the Target has filed or caused to be filed (on a timely basis since inception of the Target) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.  Target has delivered to Buyer copies of all such Tax Returns filed since inception of the Target.  The Target has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Target, except such taxes, if any, as are listed in Schedule 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Statements and on the Interim Balance Sheet.

(b)          The charges, accruals, and reserves with respect to Taxes on the respective books of Target are adequate (determined in accordance with GAAP) and are at least equal to Target's liability for Taxes.  All taxes that Target is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)          All Tax Returns filed by (or that include on a consolidated basis) Target are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Target after the date of this Agreement.

3.11        Compliance With Legal Requirements; Governmental Authorizations.

(a)          Except as set forth in Schedule 3.11:

(i)           Target is, and at all times since inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)          no event has occurred or circumstance exists that (with or without notice  or lapse of time) (A) may constitute or result in a violation by Target of, or a failure on the part of Target to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)         Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)          Schedule 3.11 contains a complete and accurate list of each Governmental Authorization that is held by Target or that otherwise relates to the business of, or to any of the assets owned or used by, Target.  Each Governmental Authorization listed or required to be listed in Schedule 3.11 is valid and in full force and effect.  Except as set forth in Schedule 3.11:

(i)           Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.11;

(ii)          no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.11, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.11;

(iii)         Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv)        all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.11 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.11 collectively constitute all of the Governmental Authorizations necessary to permit Target to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Target to own and use its assets in the manner in which it currently owns and uses such assets.

3.12        Legal Proceedings; Orders.

(a)          Except as set forth in Schedule 3.12, there is no pending Proceeding:

(i)           that has been commenced by or against Target or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Target; or

(ii)          that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger.

(1)       No such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  Target has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.12.  The Proceedings listed in Schedule 3.12 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Target.

(b)          Except as set forth in Schedule 3.12:

(i)           there is no Order to which any of the Target, or any of the assets owned or used by Target, is subject; and

(ii)          no officer, director, agent, or employee of Target is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target.

(c)          Except as set forth in Schedule 3.12:

(i)           Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii)          no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target, or any of the assets owned or used by Target is subject; and

(iii)         Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target, or any of the assets owned or used by Target, is or has been subject.

3.13        Contracts; No Defaults.

(a)          Schedule 3.13 contains a complete and accurate list of:

(i)           each Contract that involves performance of services or delivery of goods or materials by Target of an amount or value in excess of $10,000;

(ii)          each Contract that involves performance of services or delivery of goods or materials to Target of an amount or value in excess of $10,000;

(iii)         each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Target in excess of $10,000;

(iv)         each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(v)          each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi)         each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

(vii)        each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Target with any other Person;

(viii)       each Contract containing covenants that in any way purport to restrict the business activity of Target or any Affiliate of Target or limit the freedom of Target or any Affiliate of Target to engage in any line of business or to compete with any Person;

(ix)         each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)          each power of attorney that is currently effective and outstanding;

(xi)         each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Target to be responsible for consequential damages;

(xii)        each Contract for capital expenditures in excess of $10,000;

(xiii)       each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Target other than in the Ordinary Course of Business; and

(xiv)       each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.13 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Target under the Contracts.

(b)           Except as set forth in Schedule 3.13:

(i)           no officer, director or shareholder who was in excess of five percent (5%) of the capital stock of the Target (and no Related Person of the foregoing) has nor may it acquire any rights under, any Contract that relates to the business of, or any of the assets owned or used by, Target; and

(ii)          no officer, director, agent, employee, consultant, or contractor of Target is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target, or (B) assign to Target or to any other Person any rights to any invention, improvement, or discovery.

(c)           Except as set forth in Schedule 3.13, each Contract identified or required to be identified in Schedule 3.13 is in full force and effect and is valid and enforceable in accordance with its terms.

(d)           Except as set forth in Schedule 3.13:

(i)           Target is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Target has or had any obligation or liability or by which Target or any of the assets owned or used by such Target is or was bound;

(ii)          each other Person that has or had any obligation or liability under any Contract under which Target has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii)         no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv)         Target has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e)           There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Target under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

3.14        Insurance.

(a)           On or before Closing, Target will deliver to Buyer:

(i)           true and complete copies of all policies of insurance to which Target is a party or under which Target, or any director of Target, is or has been covered at any time since inception;

(ii)          true and complete copies of all pending applications for policies of insurance; and

(iii)         any statement by the auditor of Target's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b)           Schedule 3.14 describes:

(i)           any self-insurance arrangement by or affecting Target, including any reserves established thereunder;

(ii)          any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Target; and

(iii)         all obligations of the Target to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c)           Except as set forth on Schedule 3.14:

(i)           All policies to which Target is a party or that provide coverage to Target, or any director or officer of Target:

(A)          shall be valid, outstanding, and enforceable;

(B)           shall be issued by an insurer that is financially sound and reputable;

(C)           taken together, shall provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business or businesses as Target;

(D)          shall be sufficient for compliance with all Legal Requirements and Contracts to which Target is a party or by which any of them is bound;

(E)           shall continue in full force and effect following the consummation of the Merger; and

(F)           shall not provide for any retrospective premium adjustment or other experience-based liability on the part of Target.

(ii)          As of Closing, Target has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii)         The Target shall have paid all premiums due, and have otherwise performed all of its respective obligations, under each policy to which Target is a party or that provides coverage to Target or any director thereof.

(iv)         The Target shall give notice to the insurer of all claims that may be insured thereby.

3.15        Environmental Matters.

Except as disclosed in Schedule 3.15, Target (i) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable environmental law, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (iv) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Target has been done in compliance with the currently applicable environmental laws; and (v) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Target has been done in compliance with the currently applicable environmental laws.  As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

3.16        Employees.

(a)           Schedule 3.16 contains a complete and accurate list of the following information for each employee or director of Target, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Target's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b)           No employee or director of Target is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Target, or (ii) the ability of Target to conduct its business, including any Proprietary Rights Agreement with the Target by any such employee or director.

(c)           Schedule 3.16 also contains a complete and accurate list of the following information for each retired employee or director of the Target, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.17        Labor Relations; Compliance.

Since inception, Target has not been and is not a party to any collective bargaining or other labor Contract.  Target has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  Target is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.18        Intellectual Property.

(a)           Intellectual Property Assets.  The term "Intellectual Property Assets" includes:

(i)           Target's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii)          all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii)         all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iv)         all rights in mask works (collectively, "Rights in Mask Works"); and

(v)          all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by Target as licensee or licensor.

(b)           Agreements.  Schedule 3.18 contains a complete and accurate list and summary description, including any royalties paid or received by the Target, of all Contracts relating to the Intellectual Property Assets to which Target is a party or by which Target is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Target is the licensee.  There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(c)           Know-How Necessary for the Business.

(i)           The Intellectual Property Assets are all those necessary for the operation of the Target's business as it is currently conducted or as reflected in the business plan given to Buyer by Target.  Target is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)           Except as set forth in Schedule 3.18, all former and current employees of Target have executed written Contracts with Target that assign to Target all rights to any inventions, improvements, discoveries, or information relating to the business of Target.  No employee of Target has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Target.

(d)           Patents.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Patents.  Target is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

(ii)           All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)           No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(iv)           All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)           Trademarks.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Marks.  Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)           No Mark has been or is now involved in any opposition, invalidation, or cancellation.

(iv)           All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f)           Copyrights.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Copyrights.  Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii)           All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)           Trade Secrets.

(i)           With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)           The Target has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(iii)           Target has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Target’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Target) or to the detriment of the Target.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19        Certain Payments.

Since inception, neither Target nor any director, officer, agent, or employee of Target, or other Person associated with or acting for or on behalf of Target, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any Affiliate of Target, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Target.

3.20        Relationships With Related Persons.

Except as set forth in Schedule 3.20, no Related Person of Target has, or since inception of the Target has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Target's business.  No Related Person of Target is, or since inception of the Target has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target, or (ii) engaged in competition with Target with respect to any line of the products or services of Target (a "Competing Business") in any market presently served by Target except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 3.20, no Related Person of Target is a party to any Contract with, or has any claim or right against, Target.

3.21        Brokers' Fees.

Other than as set forth in Schedule 3.21, Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.22        Tax Treatment.

Neither the Target nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code (a "368 Reorganization").  The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

3.23        Disclosure.

(a)           The Target PPM will comply with the Securities Act in all material respects.  The Target PPM will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Target PPM.

(b)           No representation or warranty of Target in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(c)           No notice given pursuant to Section 9.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY AND THE MAJOR BUYER SHAREHOLDERS.

The Buyer, the Transitory Subsidiary and each of the Major Buyer Shareholders represent and warrant to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4:

4.1          Organization.

The Buyer and the Transitory Subsidiary are, and will as of the Closing Date be, corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporations.

4.2          No Brokers' Fees.

Neither the Buyer nor the Transitory Subsidiary have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

4.3          Buyer's Securities.

(a)           The entire authorized capital stock of the Buyer consists of 200,000,000 Buyer Shares, $.00001 par value per share, of which 6,690,000 Buyer Shares are issued and outstanding and none are held in treasury as of the date of execution of this Agreement;

(b)           Schedule 4.3 sets forth a complete and accurate list of all shareholders of Buyer, indicating the number and class of Buyer Shares held by each shareholder;

(c)           all of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable;

(d)           the Buyer Securities to be delivered at Closing pursuant to Section 2 have been duly authorized and are validly issued, fully paid, and non-assessable;

(e)           Buyer only has one class of common stock which is not divided into series, and the Buyer Shares to be delivered at the Closing to the Target Shareholders will represent not less than ninety percent (90%) of the outstanding Buyer Shares as of the Closing Date, excluding the 2.5 million Buyer Shares that will be cancelled pursuant to the Stock Purchase Agreement attached as Exhibit C;

(f)           except as may be disclosed in Schedule 4.3, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, and there are no outstanding authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer (collectively, "Buyer Derivative Securities"); and

(g)           as of the Closing, there shall not be any issued Buyer Derivative Securities and any Buyer Derivative Securities not exercised prior to the Closing shall be cancelled and rendered null and void.

4.4          Limited Business Conducted.

Since inception, Buyer has conducted no business, sales or marketing activities nor generated any revenue other than from the sale of a single home during 2008.

4.5          Undisclosed Liabilities.

Neither Buyer nor Transitory Subsidiary will have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) as of the Closing.

4.6          Authorization of Transaction.

The Buyer and the Transitory Subsidiary have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

4.7          Disclosure.

Any information supplied by the Buyer for inclusion in the Target PPM and any filing made by Buyer with the SEC regarding the Merger will comply with the Securities Act and Securities Exchange Act, as applicable, in all material respects.  Such disclosures will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Target will supply specifically for use in any SEC filings.

4.8          Filings with the SEC.

(a)           Buyer has delivered or otherwise made available to Target true and complete copies of (i) the Buyer's annual report on Form 10-K for its fiscal year ended January 31, 2008, (ii) the Buyer’s quarterly reports on Form 10-Q for its fiscal quarters ended October 31, 2008, July 31, 2008 and April 30, 2008, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Buyer held since April 20, 2007, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since April 20, 2007 (the documents referred to in this Section 4.8, collectively, the "Buyer SEC Documents").  Except as disclosed in Schedule 4.8, the Buyer and Buyer’s officers and directors have timely filed all forms, reports and documents required to be filed by the Buyer pursuant to any relevant securities statutes, regulations and rules.  None of the Buyer's Subsidiaries is subject to the periodic reporting requirements of the Securities Exchange Act or is otherwise required to file any forms, reports or registration statements with the SEC, any state or local securities regulatory agency.

(b)           As of its filing date, each Buyer SEC Document complied, and each such Buyer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be.

(c)           As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed did not, and each such Buyer SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9          Financial Statements.

The Buyer has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008 (the "Most Recent Fiscal Quarter End") and an Annual Report on Form 10-K for the fiscal year ended January 31, 2008.  The financial statements included in or incorporated by reference into these Buyer SEC Documents (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer as of the indicated dates and the results of operations of the Buyer for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

4.10        Books and Records.

The books and records of the Buyer, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Buyer and (iii) accurately and fairly reflect the basis for the consolidated financial statements of the Buyer filed with the Buyer SEC Documents.  The Buyer has (i) designed and maintains disclosure controls and procedures (as defined in the Securities Exchange Act) to ensure that material information relating to the Buyer is made known to management of the Buyer by others within those entities, in a timely manner, and that no changes are required at this time, and (ii) designed and maintains a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of the Buyer.  The management of the Buyer has disclosed, based on its most recent evaluation, to the Buyer's auditors and the Buyer's Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Buyer's ability to record, process, summarize and report financial data and have identified for the Buyer's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer's internal controls. A summary of any such disclosure made by management to the Buyer's auditors and Board is set forth on Schedule 4.10.  There have been no significant changes in the Buyer's internal controls or in other factors that could significantly affect the Buyer's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions.

4.11        No Contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject.  Other than in connection with the provisions of the Nevada Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.12        Reporting Company Status.

Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act.  The Buyer has a duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act.

4.13        No Injunctions.

Neither Buyer, nor any of its present officers or present directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Buyer or any of its present officers or present directors knowingly violated any state or federal laws regulating the offering and sale of securities.

4.14        Antitakeover Statutes and Rights Agreement; Dissenters Rights.

The provisions of Sections 78.378 – 78.3793 and 78.411 – 78.444 of the Nevada Business Corporation Act do not apply to this Agreement, the Merger, or any of the transactions contemplated hereby and no other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.  No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement, the Merger, or any of the transactions contemplated hereby.  In addition, there are no available dissenters or appraisal rights for Buyer Security holders for the Merger or the transactions contemplated by this agreement.

4.15        Absence of Certain Changes.

Since the Most Recent Fiscal Quarter End, Buyer has conducted no operations and, except as disclosed to the Target in writing prior to the date hereof, there has not been:

(a)           any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer;

(b)           any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer of any outstanding shares of capital stock or other securities of, or other ownership interests in, Buyer;

(c)           any split, combination or reclassification of any capital stock of the Buyer or any issuance or the authorization of any issuance of any securities of the Buyer;

(d)           any amendment of any material term of any outstanding security of Buyer;

(e)           any change in any method of accounting or accounting principles or practice by Buyer, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Exchange Act; or

(f)           any contract, agreement, arrangement or understanding by Buyer to do any of the things described in the preceding clauses (a) through (e).

4.16        Compliance with Laws and Court Orders.

Buyer is and has been in compliance with, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to be material to Buyer.

4.17        Tax Treatment.

Neither Buyer nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

4.18        Litigation.

Except as set forth in Schedule 4.18, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or threatened against or affecting, Buyer, any present or former officer, director or employee of Buyer or any Person for whom Buyer may be liable or any of its properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Buyer or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

4.19        Agreements, Contracts and Commitments.

Neither Buyer nor any other party to a Buyer Contract (as defined below) is in breach, violation or default under, and Buyer has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Buyer is a party or by which they are bound (any such agreement, contract or commitment, a "Buyer Contract"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

4.20        Taxes.

(a)           Except as set forth in Schedule 4.20, the Buyer has filed or caused to be filed (on a timely basis since inception of the Buyer) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of companies, pursuant to applicable Legal Requirements.  Buyer has delivered to Target copies of all such Tax Returns filed since inception of the Buyer.  The Buyer has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer, except such taxes, if any, as are listed in Schedule 4.20 and are being contested in good faith and as to which adequate reserves have been provided in the Buyer financial statements included in the Buyer SEC Documents.

(b)           The charges, accruals, and reserves with respect to taxes on the books of Buyer are adequate and are at least equal to Buyer's liability for taxes, other than the penalties set forth on Schedule 4.20, which if assessed against Buyer following the Closing shall be the sole responsibility of Major Buyer Shareholders to pay in full.  All taxes that Buyer is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)           All Tax Returns filed by (or that include on a consolidated basis) Buyer are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Buyer after the date of this Agreement.

4.21        Relationships With Related Persons.

Except as set forth in Schedule 4.21, no Related Person of Buyer has, or since inception of the Buyer has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Buyer's business.  No Related Person of Buyer is, or since inception of the Buyer has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Buyer or is owned by Buyer, or (ii) engaged in competition with Buyer with respect to any line of the products or services of Buyer (a "Buyer Competing Business") in any market presently served by Buyer except for less than one percent of the outstanding capital stock of any Buyer Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 4.21, no Related Person of Buyer is a party to any Contract with, or has any claim or right against, Buyer.

4.22        Disclosure.

(a)           No representation or warranty of Buyer, Transitory Subsidiary or Major Buyer Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)           No notice given pursuant to Section 9.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

5.	COVENANTS.

The Parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1          General.

Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

5.2          Notices and Consents.

The Target will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3.4 above.

5.3          Regulatory Matters and Approvals.

Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.11 above. Without limiting the generality of the foregoing:

(a)           Securities Act, Securities Exchange Act, and State Securities Laws.  Buyer and the Target will mutually prepare and file with the SEC any filings required under the Securities Exchange Act relating to the Merger.  The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary.  The Buyer will provide the Target, and the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request.  The Target will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Securities.

(b)           Target Special Meeting.  The Target will call a special meeting of its shareholders (the "Target Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Washington Business Corporation Act.  The Target will mail the Target PPM to its shareholders as soon as practicable.  The Target PPM will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger.  Target shall use its best efforts and in good faith shall solicit the favorable vote by or consent of its shareholders concerning this Agreement and the Articles of Merger.

(c)           Buyer Special Board Meeting.  The Buyer will call a special meeting of its Board of Directors, or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to approve this Agreement and the Merger.

(d)           Buyer Special Meeting.  The Buyer will call a special meeting of its shareholders (the "Buyer Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to approve the change of Buyer’s name to Iveda Corporation and a 1:2 reverse stock split.

(e)           Buyer Information.  Buyer shall furnish to Target all information concerning Buyer and Transitory Subsidiary required to be included in the Target PPM.

(f)           Blue Sky Laws.  Target shall comply with all applicable state securities laws relating to the distribution of Buyer Securities to holders of Target Securities pursuant to this Agreement.

5.4           Operation of Business.

Neither the Target, nor the Buyer nor its Subsidiaries shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.  Without limiting the generality of the foregoing:

(a)           other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will authorize or effect any change in its charter or bylaws;

(b)           other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and except for the grant by Target of options issued pursuant to Target's existing stock option plan);

(c)           neither the Target, nor the Buyer nor its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or, other than as set forth in this Agreement, redeem, repurchase, or otherwise acquire any of its capital stock;

(d)           neither the Target, nor the Buyer nor its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(e)           neither the Target, nor the Buyer nor its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(f)           neither the Target, nor the Buyer nor its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business; and

(g)          other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will commit to any of the foregoing.

5.5          Full Access.

Each of the Parties will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and its Subsidiaries.  Each of the Parties will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession as obtained from the other Party.

5.6          Notice of Developments.

Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.  No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.7          Exclusivity.

The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.  The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.	CONDITIONS TO OBLIGATION TO CLOSE.

6.1           Conditions to Obligation of the Buyer and the Transitory Subsidiary.

The obligation of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           this Agreement and the Merger shall have received the Requisite Shareholder Approval and the number of Dissenting Shares shall not exceed one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

(b)           the Target shall have procured all of the third party consents specified in Section 5.2 above;

(c)           the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(d)           the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(e)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f)           the Major Buyer Shareholders shall have sold 5,000,000 Buyer Shares to Target as provided in the Stock Purchase Agreement attached hereto as Exhibit C;

(g)           the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Sections 6.1(a)-(f) is satisfied in all respects;

(h)           the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those set forth in the Articles of Merger as directors and officers of the Surviving Corporation;

(i)           all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

6.2          Conditions to Obligation of the Target.

The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b)           each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           immediately prior to the Closing and following completion of the 1:2 reverse stock split, there shall not be greater than 845,000 shares of Common Stock, issued and outstanding of Buyer, and there shall not be any Buyer Derivative Securities outstanding.

(e)           Buyer shall have no assets, liabilities or contingent liabilities as of the Closing Date;

(f)           Buyer and Buyer’s officers and directors shall be current on all filings with the SEC required under the Securities Exchange Act;

(g)           Buyer shall have adopted a stock option plan in the form attached hereto as Exhibit B with substantially similar terms to the existing Target stock option plan and shall have authorized warrants to purchase both preferred and common stock with substantially similar terms as the Target Warrants;

(h)           Buyer shall have filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of companies, pursuant to applicable Legal Requirements, since inception of Buyer;

(i)           each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Sections 6.2(a)-(h) is satisfied in all respects;

(j)           this Agreement and the Merger shall have received the Requisite Shareholder Approval and the number of Dissenting Shares shall not exceed one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

(k)          the Target shall have received the resignations, effective as of the Closing, of each director and officer of Buyer and of the Transitory Subsidiary; and

(l)           all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7.	INDEMNIFICATION.

7.1          Indemnification.

Each of the Major Buyer Shareholders agrees to indemnify and hold Target and its officers, directors, and affiliates, including but not limited to Buyer and the Surviving Corporation (the “Indemnitees”) harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a “Loss” and collectively “Losses”) incurred by Target, its officers, directors, or affiliates (including Buyer and the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of such Major Buyer Shareholder contained in this Agreement, (ii) any failure of such Major Buyer Shareholder to perform or comply with any covenant contained in this Agreement, or (iii) any failure of Buyer or any of the Major Buyer Shareholders to comply with all Legal Requirements in connection with Buyer's private offerings of securities prior to the Closing Date. The representations, warranties and covenants made by each Major Buyer Shareholder in this Agreement shall survive for a period expiring on the date that is twenty-four (24) months following the Closing (the "Survival Date") and any action for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this Section 7.1 must be made and filed by the Survival Date.  Any claim for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this Section 7.1 which is not made and filed by an Indemnitee prior to the Survival Date shall, from and after the Survival Date, be deemed to have been waived by such Indemnitee and rendered null and void and of no further force and effect.

7.2          Warranty of No Claims.

Buyer and Major Buyer Shareholders hereby represent and warrant, that to the best of their knowledge and belief, there is no known past condition or set of facts relating to the executive officers and directors of Buyer which will give rise to any claims, demands, obligations, actions or causes of action, of any nature whatsoever, which a party may now have, or which may hereafter accrue or otherwise be acquired, arising out of tort, contract, securities, or other theories of liability related to the duties and obligations imposed upon the executive officers and directors of Buyer.

7.3          Indemnity Procedure.

Within 15 days after service upon an indemnified party of a summons or other first legal process in connection with the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; the omission to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Section (but not otherwise) if the indemnifying party proves that it has been materially prejudiced by such omission.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7.4          Payment.

Each Loss that the Major Buyer Shareholders are liable to indemnify for pursuant to this Section 7 shall be paid by reducing the amount then owed by Target to the Major Buyer Shareholders under the Stock Purchase Agreement attached as Exhibit C dollar for dollar for each Loss.  In the event that the no amounts are then owed to Major Buyer Shareholders under the Stock Purchase Agreement, or in the event that the amount of a Loss is in excess of the amounts then owed to Major Buyer Shareholders under the Stock Purchase Agreement, the amount of the Loss shall be paid in cash to the indemnified party by the Major Buyer Shareholders.

8.	TERMINATION.

8.1          Termination of Agreement.

Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

(a)           the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(b)           the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2009, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

(c)           the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2009, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement) or (C) if the number of Dissenting Shares exceeds one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis; or

(d)           any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Target Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Shareholder Approval.

8.2          Effect of Termination.

If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

9.	MISCELLANEOUS.

9.1          Survival.

Each of the representations, warranties, and covenants of the Parties shall survive the Effective Time by two years.

9.2          Press Releases and Public Announcements.

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

9.3          No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Securityholders.

9.4          Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.5          Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

9.6          Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.7          Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8           Notices.

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:	IntelaSight, Inc.
1201 S. Alma School Rd.
Suite 4450
Mesa, AZ 85210
Attn: David Ly

Copy to:	Stephen R. Boatwright, Esq.
Keller Rohrback, PLC
3101 North Central Avenue, Suite 1400
Phoenix, Arizona 85012-2600

If to the Buyer:	Charmed Homes Inc.
60 Mount Kidd Point S.E.
Calgary, Alberta
T2Z 3C5
Attn: Ian Quinn

Copy to:	Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201

If to the Transitory Subsidiary:	Charmed Homes Subsidiary, Inc.
60 Mount Kidd Point S.E.
Calgary, Alberta
T2Z 3C5
Attn: Ian Quinn

Copy to:	Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.9          Governing Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

9.10        Amendments and Waivers.

The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Washington Business Corporation Act and Nevada Business Corporation Act.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.11        Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.12        Expenses.

Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.13        Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” shall mean including without limitation.

9.14        Incorporation of Exhibits and Schedules.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.15        Separate Counsel.

Each of the parties warrant and confirm that Keller Rohrback, PLC has only represented Target in connection with this Agreement and the transactions referenced herein or contemplated hereby.  Keller Rohrback has not represented any of the Buyer, Transitory Subsidiary, or Major Buyer Shareholders.  Buyer and Transitory Subsidiary were represented by Conrad Lysiak, Esq.  The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them or have waived the right to do so.  Each of the Buyer, Transitory Subsidiary and Major Buyer Shareholders particularly stipulate and agree that they and their counsel and advisors have not received and are not relying on any representations or warranty from any person or entity retained or employed by Target in connection with their entry into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CHARMED HOMES INC.

By:	/s/ Ian Quinn
Ian Quinn, CEO

CHARMED HOMES SUBSIDIARY, INC.

By:	/s/ Ian Quinn
Ian Quinn, CEO

INTELASIGHT, INC.

By:	/s/ David Ly
David Ly, CEO

MAJOR BUYER SHAREHOLDERS

/s/ Ian Quinn
Ian Quinn

/s/ Kevin Liggins
Kevin Liggins

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Charmed Homes Subsidiary, Inc.
Name of merging entity

Jurisdiction	Entity type *
Nevada	corporation

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

IntelaSight, Inc.
Name of surviving entity

Jurisdiction	Entity type *
Washington	corporation

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):**

Attn: David Ly, CEO

3) **(Choose one)**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Charmed Homes Subsidiary, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

IntelaSight, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Charmed Homes Subsidiary, Inc.
Name of merging entity

X ____________________ | President |
Signature | **Title** | **Date**

Name of merging entity

X ____________________
Signature | **Title** | **Date**

Name of merging entity

X ____________________
Signature | **Title** | **Date**

Name of merging entity

X ____________________
Signature | **Title** | **Date**

IntelaSight, Inc.
Name of surviving entity

X ____________________ | CEO |
Signature | **Title** | **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State 92A Merger Page 6
Revised: 7-1-08

ARTICLES OF MERGER

MERGING

CHARMED HOMES SUBSIDIARY, INC.

INTO

INTELASIGHT, INC.

Pursuant to the provisions of the Nevada Business Corporation Act (the "Nevada Act") and the Washington Business Corporation Act (the "Washington Act"), the undersigned companies adopt the following Articles of Merger for the purpose of merging Charmed Homes Subsidiary, Inc. into IntelaSight, Inc.

The following Articles of Merger were approved by the shareholders of each of the undersigned companies in the manner prescribed by the Nevada Act and Washington Act:

ARTICLE I.

MERGER

A.           IntelaSight, Inc., formed under the laws of the state of Washington ("Iveda"), into which Charmed Homes Subsidiary, Inc. ("Charmed" or "Disappearing Company"), formed under the laws of the state of Nevada, is hereby merged, on the effective date of the merger, shall be the corporation to survive the merger and the name under which the corporation will continue is "IntelaSight, Inc."  Said corporation, hereinafter sometimes called the "Surviving Corporation," shall be governed by the laws of the state of Washington.  Its principal office will be located at 1201 South Alma School Road, Suite 4450, Mesa, Arizona 85201.  Iveda and Charmed are sometimes referred to herein as the "Constituent Companies."

B.           Executed counterpart copies of these Articles of Merger and such supporting documents as are required shall be filed as promptly as possible with the Secretary of State of Nevada and the Secretary of State of Washington in accordance with the Merger Agreement entered into among the Constituent Companies, Charmed Homes Inc. and certain shareholders, dated as of January 8, 2009 (the "Merger Plan").  Five o'clock p.m. (5:00 p.m.) Pacific Time on the date of the filing with the Secretary of State of Washington of these Articles of Merger shall be the effective time of the merger and is hereinafter referred to as the "Effective Date."

C.           The Merger Plan was adopted by the Board of Directors and approved by the shareholders of Charmed in the manner prescribed by NRS 92A.120; and was adopted by the Board of Directors and approved by the shareholders of Iveda in the manner prescribed by RCW 23B.11.030.

D.           From the Effective Date, the merger shall have the effects provided under Nevada and Washington law.  Without limiting the generality of the foregoing, upon the Effective Date the separate existence of Charmed shall cease, and Charmed shall be merged with and into Iveda.  Iveda shall be the Surviving Corporation and the Surviving Corporation, without further deed or action, shall possess all assets and property of every description, and every interest herein wherever located and all rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature) of each of the Constituent Companies and all obligations belonging to or due each of the Constituent Companies.  Title to any real estate or any interest therein, vested in each Constituent Company, shall not revert or in any way be impaired by reason of the merger.  The Surviving Corporation shall be liable for all of the obligations of each Constituent Company, including liability to dissenting shareholders.  Any claim existing, or action or proceeding pending, by or against any Constituent Company may be prosecuted to judgment, with right of appeal, as if the merger had not taken place, or the Surviving Corporation may be substituted in place of Charmed.  The Surviving Corporation further agrees that it will promptly pay to the dissenting shareholders of Charmed the amount, if any, to which they shall be entitled under the provisions of the Nevada Act with respect to the rights of dissenting shareholders.  All rights of creditors of each Constituent Company shall be preserved unimpaired, and all liens upon the property of any Constituent Company shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Date.  Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the respective Constituent Companies shall execute, acknowledge and deliver such instruments and do such acts as may be necessary or required.  For such purposes, the existence of the Constituent Companies and the authority of their respective officers and directors are continued, notwithstanding the merger.

ARTICLE II.

ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

From and after the Effective Date, the Articles of Incorporation of Iveda, as recorded in the office of the Secretary of State of Washington at the Effective Date, shall be and become the Articles of Incorporation of the Surviving Corporation, until further amended pursuant to the provisions of the Washington Act.

ARTICLE III.

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

A.           As of the Effective Date, the officers of the Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, or as otherwise provided in its Bylaws, are as follows:

President/CEO	David Ly
CFO/Treasurer Secretary/Senior VP	Bob Brilon Luz Berg

The officers of the Surviving Corporation and their number may be changed from time to time as provided by the Washington Act and the Bylaws of the Surviving Corporation.

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B.           As of the Effective Date, the directors of the Surviving Corporation, who shall hold office until their successors shall be duly elected or appointed shall be David Ly (Chairman), Greg Omi, Jody Bisson and one additional director to be appointed by Mr. Ly, Mr. Omi and Ms. Bisson.  The directors of the Surviving Corporation and their number may be changed from time to time as provided by the Washington Act and the Bylaws of the Surviving Corporation.

C.           The first annual meeting of the shareholders of the Surviving Corporation after the Effective Date shall be the next annual meeting provided by the Bylaws of the Surviving Corporation.

D.           If, on or before the Effective Date, a vacancy shall for any reason exist in the Board of Directors of the Surviving Corporation, or in any of the offices, such vacancy shall hereafter be filled in the manner provided in the Articles of Incorporation of the Surviving Corporation or in its Bylaws.

ARTICLE IV.

BYLAWS OF SURVIVING CORPORATION

From and after the Effective Date, the present Bylaws of Iveda shall be and become the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed, or until new Bylaws shall be adopted, in accordance with the provisions of the Washington Act, the Bylaws and the Articles of Incorporation of the Surviving Corporation.

ARTICLE V.

CONVERSION OR CANCELLATION OF CHARMED
COMMON STOCK ON MERGER

A.           As of the Effective Date, by virtue of the merger of the Constituent Companies:

(1)           Without any action on the part of the holder thereof, each share of common stock, $0.001 par value, of Charmed ("Charmed Common Stock") which is issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and become 1 fully paid and nonassessable share of common stock, $0.001 par value, of Iveda ("Iveda Common Stock").  Notwithstanding any other provisions of this Agreement, any shares of Charmed Common Stock which are unissued by Charmed immediately prior to the Effective Date shall not be converted but shall be canceled.

(2)           The holders of certificates representing shares of Charmed Common Stock shall cease to have any rights as shareholders of Charmed and the sole and indivisible right of such holders shall be the right to receive (i) the number of whole shares of Iveda Common Stock into which their shares of Charmed Common Stock shall have been converted by the merger as provided above, and (ii) the corresponding right to receive the cash value of any fraction of a share of Iveda Common Stock as provided below.

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(3)           No certificates or scrip representing fractional shares of Iveda Common Stock shall be issued upon the surrender or exchange of Charmed certificates, no dividend or other distribution of Iveda shall relate to any fractional Iveda shares, and such fractional Iveda share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Iveda.  In lieu of any fractional share of Iveda Common Stock which a stockholder of Charmed would otherwise be entitled to receive, the Exchange Agent hereafter prescribed shall, upon surrender of a Charmed Common Stock certificate, pay to the holder of Iveda Common Stock certificates issued in exchange therefor, an amount of cash (without interest) determined by multiplying (i) the price of Iveda Common Stock which shall be $1.00, times (ii) the fractional Iveda Common Stock share interest to which such shareholder would otherwise be entitled.

B.           By virtue of the merger of the Constituent Companies:

(1)           As soon as practicable after the Effective Date, Iveda shall make available for exchange and conversion in accordance with this Article V, by making available to the Exchange Agent (as hereafter prescribed) for the benefit of the shareholders of Charmed, such number of shares of Iveda Common Stock as shall be issuable in exchange for outstanding shares of Charmed Common Stock (net of the aggregate number of fractional shares of Iveda in lieu of which cash will be paid).  In addition, Iveda will make available to the Exchange Agent, from time to time upon request of the Exchange Agent, such cash as may be necessary to make the cash payments with respect to fractional shares of Iveda Common Stock as provided above.

(2)           As soon as practicable after the Effective Date, Iveda or its designee, acting as Exchange Agent to effect the exchange of certificates (the "Exchange Agent"), shall mail to each holder of record a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Charmed Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Iveda Common Stock, and the cash payment in lieu of fractional shares of Iveda Common Stock as set forth above.

(3)           After the Effective Date, there shall be no further registration of transfers on the books of the Surviving Corporation of the shares of Charmed Common Stock that were outstanding immediately prior to the Effective Date.  If, after the Effective Date, certificates representing such shares or interests are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Iveda Common Stock and for cash as provided in this Article V.

C.           The conversion ratio for converting the shares of Charmed Common Stock into shares of Iveda Common Stock shall be proportionately adjusted in the event of any stock split, stock dividend, recapitalization, exchange, readjustment or combination of shares or similar actions involving the Iveda Common Stock and Charmed Common Stock having a record date occurring between the date of execution of the Merger Plan and the Effective Date.

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ARTICLE VI.

RIGHT TO AMEND ARTICLES OF INCORPORATION

The Surviving Corporation hereby reserves the right to amend, alter, change or repeal its Articles of Incorporation in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Articles of Incorporation on shareholders, directors or officers of the Surviving Corporation, or any other person whomsoever are subject to this reserved power.
ARTICLE VII.

MISCELLANEOUS

These Articles of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument representing the Articles of Merger.

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Dated:  ________, 2009

IntelaSight, Inc., a Washington corporation

By:
David Ly, CEO

ATTEST:

Luz Berg, Secretary

Dated:  ________, 2009

Charmed Homes Subsidiary, Inc., a Nevada corporation

By:
Ian Quinn, President

ATTEST:

Kevin Liggins, Secretary

6

CHARMED HOMES INC.
2009 STOCK OPTION PLAN

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment.  The Charmed Homes Inc. 2009 Stock Option Plan (the “Plan”) is hereby established effective as of _________________, 2009.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.  However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.  The Company intends that the Plan comply with Section 409A of the Code, including any amendments or replacements of such section, and the Plan shall be so construed.

2.           Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly, through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(c)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d)           “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)           “Company” means Charmed Homes Inc., a Nevada corporation, or any successor corporation thereto.

(f)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(g)           “Director” means a member of the Board or of the board of directors of any other Participating Company.

(h)           “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(i)           “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)           If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

(l)           “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(m)           “Insider” means an Officer, Director of the Company, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(n)           “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o)           “Officer” means any person designated by the Board as an officer of the Company.

(p)           “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(q)           “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.  An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(r)           “Optionee” means a person who has been granted one or more Options.

(s)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(u)           “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(v)           “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(w)           “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service.  Furthermore, an Optionee’s Service shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement.  The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(y)           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(z)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(aa)           “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

3.1           Administration by the Board.  The Board shall administer the Plan.  The Board shall determine all questions of interpretation of the Plan or of any Option, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b)           to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)           to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e)           to approve one or more forms of Option Agreement;

(f)           to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g)           to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(h)           to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million Five Hundred Thousand (1,500,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2           Adjustments for Changes in Capital Structure.  Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Options.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Options.  Options may be granted only to Employees, Consultants, and Directors, except for Options granted in exchange for options issued under the IntelaSight, Inc. 2008 Stock Option Plan, which may be issued to any person who, at the time of the initial grant by IntelaSight, Inc., was eligible for the grant of an option under the IntelaSight, Inc. 2008 Stock Option Plan.  For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.  Eligible persons may be granted more than one (1) Option.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

5.2           Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.  An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000.00), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising.  In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.           Terms and Conditions of Options.

Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish shall evidence Options.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board, subject to compliance with Section 409A of the Code; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the Fair Market Value of a share of stock on the effective date of the grant if the option is a Nonstatutory Stock Option, and options granted in exchange for options issued under the Intelasight, Inc. 2008 Stock Option Plan shall have the exercise price specified on the options being exchanged.

6.2           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.  Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Optionee’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.  The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)           Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)          Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii)         Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.  Any permitted promissory note shall be on such terms as the Board shall determine.  The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.  Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4           Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof.  Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Optionee has satisfied the Participating Company Group’s tax withholding obligations.

6.5           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6           Effect of Termination of Service.

(a)           Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i)           Disability.  If the Optionee’s Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)           Death.  If the Optionee’s Service terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.

(iii)           Termination for Cause.  Notwithstanding any other provision of this Option Agreement, if the Optionee’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable on the effective date of such termination of Service.  Unless otherwise defined in a contract of employment or service between the Optionee and a Participating Company, for purposes of this Option Agreement “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (2) the Optionee’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) the Optionee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (4) any intentional act by the Optionee which has a material detrimental effect on a Participating Company’s reputation or business; (5) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (6) any material breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (7) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which impairs the Optionee’s ability to perform his or her duties with a Participating Company.

(iv)           Other Termination of Service.  If the Optionee’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing (except Termination for Cause), if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 9 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)           Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

6.7           Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.  No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.           Standard Forms of Option Agreement.

7.1           Option Agreement.  Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2           Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.           Change in Control.

8.1           Definitions.

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)           A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2           Effect of Change in Control on Options.

(a)           In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Optionee, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror’s stock.  Any Options which are neither assumed or substituted for by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control, provided, that, notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole discretion, provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate, to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all of the outstanding Options and any shares acquired upon the exercise of such Options, subject to compliance with Section 409A of the Code.  Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

(b)           The Board may, in its sole discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company, the Acquiror or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under the Option (the “Spread”).  In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of their canceled Options as soon as practicable following the date of the Change in Control.

9.           Compliance with Securities Law.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

10.           Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time.  No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Charmed Homes Inc. 2009 Stock Option Plan as duly adopted by the Board on _______, 2009.

Kevin Liggins, Secretary

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") dated ________, 2009 is by and among IntelaSight, Inc., a Washington corporation (hereinafter the "Buyer") and Ian Quinn and Kevin Liggins (hereinafter collectively, the "Sellers"), who are the majority stockholders of Charmed Homes Inc., a Nevada corporation (hereinafter the "Company").

This Agreement sets forth the terms and conditions upon which the Sellers are selling to the Buyer, and the Buyer is purchasing from the Sellers, 5,000,000 shares of common stock, par value $0.00001 per share, representing 74.73% of the issued and outstanding shares of capital stock of the Company (hereinafter the "Shares").

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES.

1.01           Shares being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02           Consideration.  The Buyer is delivering to the Sellers $200,000 in certified funds, official bank check or wired funds, of which $100,000 will be paid at the Closing. The remaining is made payable in two $50,000 installments due three months and six months post-Closing.

1.03           Closing.  The Closing of the transactions provided for in Section 1.04 and 1.05 shall take place at 60 Mount Kidd Point S.E, Calgary, AB T2Z 3C5 simultaneously with the execution and delivery of this Agreement.

1.04           Delivery by the Sellers.  At the Closing, the Sellers shall deliver to the Buyer (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii) all contracts, books, and records of the Company not previously delivered.

1.05           Delivery by the Buyer.  At the Closing the Buyer is delivering to the Seller the payment provided for in Section 1.02 hereof.

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II.  RELATED TRANSACTIONS.

2.01           Finder.  Sellers and Buyer acknowledge that there are no finders with respect to the transaction contemplated herein.

2.02           Appointment of Escrow Agent.  At the Closing, Securities Transfer Corp. shall be appointed escrow agent of the said shares until payment is received in full.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

The Sellers hereby jointly and severally represent and warrant as follows:

3.01           Organization, Capitalization, etc.

(a)             The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, is qualified in no other state, and is not required to be qualified to do business in any other state or foreign jurisdiction.

(b)             The authorized capital stock of the Company consists of 200,000,000 shares, par value $0.00001 per share, divided into 100,000,000 shares of common stock, 6,690,000 of which are validly issued and outstanding, fully paid and nonassessable, and 100,000,000 shares of preferred stock, none of which have been issued.  All of the Shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.  The Buyer acknowledges that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").  No other stock or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security; phantom stock, options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any stock or securities of the Company; or securities convertible into stock of the Company.  There are no declared or accrued and unpaid dividends.

(c)             The Company has the corporate power and authority to carry on its business as presently conducted.

3.02           Authority.  The shareholders and the Board of Directors of the Company have each duly authorized the execution of this Agreement and the consummation of the transactions contemplated herein.  The Company has the full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms.

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3.03           Title to Shares; Power to Transfer.  Each Seller has and will deliver to Buyer at Closing good and marketable title to his Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, third-party interests, restrictions, qualifications, limitations or rights of any kind and will have at Closing, the right, power and authority to transfer his Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which such Seller, the Company or the Shares are bound. The shares of common stock sold to Buyer shall represent 74.73% of the outstanding and issued shares of common stock on a fully diluted basis.

3.04           No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Articles of Incorporation or Bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers is bound. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Shares, or the business or assets of the Company.

3.05           Financial Statements.  The Sellers have delivered to the Buyer the balance sheet of the Company as at April 30, 2009 as reviewed by Manning Elliott.  That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.06           Tax Returns.  The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

3.07           Title to Properties; Encumbrances.  The Company has good and marketable title to all of its assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in the April 30, 2009, balance sheet of the Company.  All such assets reflected in that balance sheet have a fair market or realizable value at least equal to the value thereof as reflected upon the balance sheet, and they are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge of whatsoever nature.

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3.08           Accounts Receivable.  All accounts receivable of the Company, whether reflected in the Company's April 30, 2009 balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for uncollectibility of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice.  There are not now any questions, controversies, or disputes relating to any accounts receivable of the Company.

3.09           Undisclosed Liabilities.  Except to the extent reflected or reserved against in the April 30, 2009, balance sheet of the Company, the Company as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due.  Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation as of April 30, 2009, of any nature or in any amount not fully reflected or reserved against in the April 30, 2009 balance sheet.  The Company had no accounts payable at the date hereof.

3.10           Consents.  Attached as Exhibit 3.10 is a list of all consents (the "Necessary Consents") from any person, association, entity, or governmental authority, necessary to render the transaction contemplated hereby lawful, effective in accordance with the terms of this Agreement, and in compliance with any requirements by which the Sellers, the Shares, the Company, its business or assets are bound, and an executed copy of all Necessary Consents.

3.11           Proper Authority and Applicable Laws.  All meetings of the directors of the Company necessary to conduct its business have been duly convened and held, and all requisite director approval has been obtained for all purported acts by the Company.  All assets of the Company are used and maintained in material conformity with all applicable domestic and foreign laws and public policies.  No aspect of the business of the Company as heretofore conducted or act or omission of the Company or its agents violates or has violated any applicable domestic law or public policy in any material respect.

3.12           Absence of Certain Changes.  The Company has not since April 30, 2009:

(a)             Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)             Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)             Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company's April 30, 2009 balance sheet or liabilities incurred since April 30, 2009, in the ordinary course of business and consistent with past practices;

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(d)            Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)            Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the quarter ended April 30, 2009;

(f)             Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)            Made any capital expenditures or commitments in excess of $1,000 for additions to property, plant or equipment;

(h)            Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)             Made any material change in any method of accounting or accounting practice.

3.13          Litigation.  There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Sellers, threatened against the Company, and neither the Company nor the Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.14          Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company.

3.15          Disclosure.  The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of the Company.  No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

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3.16           SEC Filings.     The Company has filed on a timely basis all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC").

3.17           Legend.  The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or any other applicable federal or state securities acts; and are 'restricted securities' as defined by Rule 144 of the Act.  The shares may not be transferred, sold or otherwise disposed of unless:  (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer,"

3.18           Basis for Representations and Warranties.  Prior to executing this Agreement, Sellers have made such affirmative and thorough reviews, searches, inspections and inquiries relating to the Company, and have consulted such third parties, as a reasonable and prudent person might deem necessary or appropriate in order to gain knowledge concerning matters to which the representations and warranties relate.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

4.01           Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Buyer has all corporate power necessary to carry on its business as now being conducted.

4.02           Authorization.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof by Buyer will not, violate or conflict with any provision of by Buyer's Articles of Incorporation or Bylaws, or any provision of any contract, agreement, commitment or undertaking to which Buyer is bound.  At the Closing, Buyer shall deliver to Sellers a certified copy of the resolution of the Board of Directors of Buyer authorizing the consummation of the transaction contemplated by this Agreement.  Upon delivery to Sellers of such certified resolution, the consummation of the transaction contemplated by this Agreement will have been duly authorized by the Board of Directors of Buyer.

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4.03           Investment Intent.  Buyer is purchasing the Shares for its own account for investment and not with a view to or for sale in connection with any distribution of common stock of the Company; and Purchaser will neither sell nor transfer any of the Shares in violation of any applicable law, rule or regulation, federal or state.  Buyer understands that any resale of the Shares must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

V.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01           Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing for one year, except that all representations and warranties relating to tax matters shall survive until the statute of limitations under Nevada law.  The above-referenced expiration periods shall not apply if either (i) written notice of a claim based on such representation or warranty setting forth the facts on which the claim is based shall have been delivered to Company prior to the expiration of such representation or warranty or (ii) such a claim is based upon willful or fraudulent misrepresentation or breach by a Seller.

5.02           Indemnification.  The Sellers, jointly and severally, agree to indemnify the Buyer and hold it harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Sellers.  Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Sellers.

VI.  MISCELLANEOUS.

6.01           Expenses.  All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

6.02           Further Assurances.  From time to time, at the Buyer's request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

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6.04           Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Washington, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in Spokane County, Washington.

6.07           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Sellers:	Ian Quinn and Kevin Liggins
60 Mt. Kidd Point SE
Calgary, AB T223C5
Canada

If to the Buyer:	IntelaSight, Inc.
Attn: David Ly, CEO
1201 S. Alma School Rd.
Suite 4450
Mesa, AZ 85210

6.08           Agent.  Sellers hereby authorize and direct Securities Transfer Corp to act as their agent in connection with the disbursement of the moneys set forth above and direct the Buyer to issue its check and deliver said funds to the Sellers' agent, Securities Transfer Corp.

6.09           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.11           Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12           Tax Matters; Separate Counsel.  Sellers understand and acknowledge that the transactions contemplated by this Agreement may result in tax consequences and Buyer has urged Sellers to consult with their own legal counsel and financial advisors with regard to potential tax consequences of the transactions.  Each Seller particularly stipulates and agrees that he and his counsel and advisors have not received and are not relying on any representations or warranties from any person or entity retained or employed by Buyer in connection with such Seller's entry into this Agreement.

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[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company, Sellers and the Buyer, on the date first above written.

BUYER:
IntelaSight, Inc.

By:
David Ly, CEO

SELLERS:

Ian Quinn

Kevin Liggins

COMPANY:
Charmed Homes Inc.

By:
Ian Quinn, CEO

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